Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net Sales:
Aerospace & Electronics	$144,438	$133,940	$286,878	$267,521
Engineered Materials	82,345	79,194	168,295	159,992
Merchandising Systems	53,625	45,687	106,182	89,440
Fluid Handling	253,848	245,917	499,196	474,468
Controls	24,007	20,967	47,250	41,483
Intersegment Elimination	(112)	(86)	(268)	(224)

Total Net Sales	$558,151	$525,619	$1,107,533	$1,032,680

Operating Profit:
Aerospace & Electronics	$26,173	$18,268	$48,647	$34,218
Engineered Materials	13,151	18,286	28,890	35,144
Merchandising Systems	4,462	4,052	8,214	7,833
Fluid Handling	30,019	20,033	54,376	32,457
Controls	2,960	1,817	5,552	3,577
Corporate	(10,675)	(7,558)	(22,372)	(16,481)

Total Operating Profit	66,090	54,898	123,307	96,748

Interest Income	903	161	1,611	502
Interest Expense	(5,496)	(5,742)	(11,023)	(11,462)
Miscellaneous- Net *	4,422	1,784	5,681	2,066

Income Before Income Taxes	65,919	51,101	119,576	87,854
Provision for Income Taxes	21,456	15,427	37,714	27,182

Net Income	$44,463	$35,674	$81,862	$60,672

Share Data:
Net Income per Diluted Share	$0.71	$0.59	$1.32	$1.01

Average Diluted Shares Outstanding	62,338	60,091	62,192	60,060
Average Basic Shares Outstanding	60,995	59,606	60,876	59,527

Supplemental Data:
Cost of Sales	$376,423	$363,333	$747,923	$714,975
Selling, General & Administrative	115,638	107,388	236,303	220,957
Depreciation and Amortization **	11,532	12,499	26,797	24,843
Stock Compensation Expense	4,037	1,920	8,119	4,873

*	Second quarter 2006 miscellaneous- net includes a net gain of $4.1 million consisting of $8.3 million from the sales of Resistoflex Aerospace and Westad offset by $4.2 million from the sale of unused property resulting from prior plant consolidations and certain legal costs associated with previous divestitures.
**	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash and Cash Equivalents	$100,164	$180,392
Accounts Receivable	336,291	289,521
Inventories	284,206	272,354
Other Current Assets	50,082	56,128

Total Current Assets	770,743	798,395

Property, Plant and Equipment	260,928	263,791
Insurance Receivable - Asbestos	216,449	224,600
Other Assets	329,435	284,345
Goodwill	664,578	568,355

Total Assets	$2,242,133	$2,139,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$188	$254
Accounts Payable	153,964	149,647
Current Asbestos Liability	55,000	55,000
Accrued Liabilities	174,037	174,366
Income Taxes	19,163	19,322

Total Current Liabilities	402,352	398,589

Long-Term Debt	294,033	293,248
Deferred Tax Liability	75,168	71,406
Long-Term Asbestos Liability	509,599	526,830
Other Liabilities	98,517	96,119
Shareholders’ Equity	862,464	753,294

Total Liabilities and Shareholders’ Equity	$2,242,133	$2,139,486

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating Activities:
Net income	$44,463	$35,674	$81,862	$60,672
Income from joint venture	(1,458)	(1,384)	(3,219)	(2,582)
Gain on divestitures	(8,267)	—	(8,267)	—
Depreciation and amortization	11,532	12,499	26,797	24,843
Stock-based compensation expense	4,037	1,920	8,119	4,873
Cash (used for) provided by operating working capital	(1,249)	385	(34,148)	(44,636)
Other	1,002	2,155	5,198	3,133

Subtotal	50,060	51,249	76,342	46,303
Asbestos related payments, net of insurance recoveries	220	(8,434)	(9,080)	(19,258)
Refund associated with terminated Master Settlement Agreement	—	—	—	9,925

Total provided by operating activities	50,280	42,815	67,262	36,970

Investing Activities:
Capital expenditures	(8,611)	(5,800)	(17,001)	(11,375)
Proceeds from disposition of capital assets	1,618	1,126	2,854	1,381
Proceeds from divestitures	25,880	—	25,880	—
Payment for acquisition, net of cash acquired	(63,727)	—	(149,065)	—

Total used for investing activities	(44,840)	(4,674)	(137,332)	(9,994)

Financing Activities:
Dividends paid	(7,669)	(5,965)	(15,292)	(11,920)
Common shares acquired on the open market	(12,958)	—	(24,999)	—
Stock options exercised - net of shares reacquired	10,247	115	18,643	1,876
Excess tax benefit from stock-based compensation	5,059	—	6,775	—
Repayment of debt, net	(74)	(2,741)	(276)	(4,425)

Total used for financing activities	(5,395)	(8,591)	(15,149)	(14,469)

Effect of exchange rate on cash and cash equivalents	3,618	(2,503)	4,991	(3,610)

Increase (decrease) in cash and cash equivalents	3,663	27,047	(80,228)	8,897
Cash and cash equivalents at beginning of period	96,501	32,577	180,392	50,727

Cash and cash equivalents at end of period	$100,164	$59,624	$100,164	$59,624

*	Gain from divestiture of Resistoflex Aerospace and Westad of $8.3 million when combined

CRANE CO.

Order Backlog

(in thousands)

	June 30, 2006	March 31, 2006	December 31, 2005	June 30, 2005
Aerospace & Electronics	$380,514	$364,539	$365,010	$370,913
Engineered Materials	18,617	16,972	17,241	15,964
Merchandising Systems	15,190	14,838	9,183	9,298
Fluid Handling	204,180	205,741	188,832	201,768
Controls	18,385	19,480	16,864	14,952

Total Backlog	$636,886	$621,570	$597,130	$612,895

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	June 30, 2006	December 31, 2005
BALANCE SHEET ITEMS
Notes Payable and Current Maturities of Long-Term Debt	$188	$254
Long-Term Debt	294,033	293,248

Total Debt	294,221	293,502
Less Cash and Cash Equivalents	(100,164)	(180,392)

Net Debt	194,057	113,110
Shareholders’ Equity	862,464	753,294

Total Capitalization	$1,056,521	$866,404

Percentage of Net Debt to Total Capitalization	18.4%	13.1%

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2006	2005	2006	2005
					(Estimated)
CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos - Related Payments	$50,060	$51,249	$76,342	$46,303	$260,000	$216,958
Asbestos Related Payments, Net of Insurance Recoveries	220	(8,434)	(9,080)	(19,258)	(45,000)	(45,338)
Refund Associated with Terminated Master Settlement Agreement	—	—	—	9,925	—	9,925

Cash Provided from Operating Activities	50,280	42,815	67,262	36,970	215,000	181,545
Less: Capital Expenditures	(8,611)	(5,800)	(17,001)	(11,375)	(30,000)	(27,164)

Free Cash Flow	$41,669	$37,015	$50,261	$25,595	$185,000	$154,381

*	Includes certain legal fees and expenses relating to the terminated Master Settlement Agreement amounting to $5.1 million for the full year of 2005, $4.1 million in the first six months of 2005 and $.5 million in the second quarter of 2005.

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.